EXHIBIT 10.2
                                                               ------------

                    SUMMARY OF SYNDICATED LOAN AGREEMENT
                    ------------------------------------

The following is a summary of the (euro)100,000,000 syndicated loan agreement that Instrumentation Laboratory, S.p.A. has guaranteed:

Date:          31 July 2002

Borrower:      Izasa Distribuciones Tecnicas, S.A.

Amount:        (euro)100,000,000

Guarantees:    Joint and several  guarantees  from  Material  Subsidiaries.
               Material  Subsidiaries include those that represent at least
               5% of the assets,  EBITDA or consolidated revenues of Izasa.
               Initially the guarantors include Instrumentation Laboratory, S.p.A., Izasa Portugal - Distribucoes Tecnicas Limitada and
               Biokit, S.A.

Maturity:      31 July 2007

Lenders: Banco Bilbao Vicaya Argentaria, S.A., Deutsche Bank, S.A.E. and a group of financial entities.

Interest:      EURIBOR plus Margin

               The initial Margin will be 1.50% per annum. However, the Margin will be modified based on the ratio of Net Debt to EBITDA.

               If Net Debt to EBITDA is greater than 3.5, then the Margin will be 1.50%. If Net Debt to EBIDTA is greater than 3.0 but less than or equal to 3.5, then the Margin will be 1.25%. If Net Debt to EBITDA is less than or equal to 3.0, then the Margin will be 1.00%.

Amortization:  The  loan  will  be  amortized  according  to the  following schedule:


                     ----------------------------
                     Month     Amount
                     ----------------------------
                     24        (euro)10,000,000
                     ----------------------------
                     30        (euro)10,000,000
                     ----------------------------
                     36        (euro)10,000,000
                     ----------------------------
                     42        (euro)10,000,000
                     ----------------------------
                     48        (euro)10,000,000
                     ----------------------------
                     54        (euro)10,000,000
                     ----------------------------
                     60        (euro)40,000,000
                     ----------------------------

Prepayment:    The loan may be prepaid on any interest  period date with 10 days prior written notice. Any payment must be of at least (euro)5,000,000 and in (euro)1,000,000 increments.

Acceleration:  The following events,  among others,  will cause the loan to be accelerated:

                 o  Non-compliance with the conditions of the agreement;
                 o  Cessation   of  or  radical   change  to  the  business
                    operations;
                 o  Cross default;
                 o  Change of control.

Law: The loan agreement will be governed by the laws of the Kingdom of Spain and the Courts of Barcelona.